                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        IN HOME HEALTH, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    PRELIMINARY COPY, SUBJECT TO COMPLETION

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

    Notice is hereby given that a Special Meeting of Shareholders of In Home Health, Inc. will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441 on August 24, 2000 at 9:30 a.m. Central Time to act on the following proposals which have been made by Manor Care Health Services, Inc. ("Manor Care") in its demand dated May 31, 2000 for a special meeting of shareholders:

    1.  A proposal to remove from the Board of Directors all persons other than
       C. Michael Ford and Eugene Terry (if adopted, this proposal would result in the removal from the Board of Directors of Stephen M. Jessup, James J. Lynn and Judith I. Storfjell, or any of their successors, and any other director appointed prior to the Special Meeting).

    2. A proposal to fix at six the number of members of the Board of Directors; and

    3.  If Proposal no. 1 above is adopted, to elect Steven M. Cavanaugh, Rodney
       A. Hildebrandt, Geoffrey C. Meyers and M. Keith Weikel, all of whom are officers of Manor Care or one of its affiliates, to the Board of Directors.

    The Board of Directors has fixed the close of business on June, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on
June   , 2000 are entitled to notice of and to vote at the Special Meeting.

    Whether or not you expect to be present at the meeting, please complete, sign, and return the enclosed WHITE proxy card as soon as possible. WE ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON AND TO VOTE AGAINST THE MANOR CARE PROPOSALS.

                                          By Order of the Board of Directors

                                          /s/ Robert J. Hoffman, Jr.

                                          Robert J. Hoffman, Jr.
                                          SECRETARY

Minnetonka, Minnesota
June 30, 2000

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished to the shareholders of In Home
Health, Inc. (the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the Special Meeting of Shareholders to be held on August 24, 2000, or any adjournment thereof (the "Special Meeting"). The
mailing of this Proxy Statement to shareholders commenced on or about June   ,
2000.

    The Board of Directors has scheduled the Special Meeting because of a written demand dated May 31, 2000 by Manor Care Health Services, Inc. ("Manor Care") under the Company's Bylaws and Minnesota Statutes 302A.433. Notice of the Special Meeting must be given within 30 days of May 31, 2000, and the Special Meeting must be held within 90 days of May 31, 2000, unless such deadlines are waived by Manor Care.

    At the Special Meeting action is to be taken on the following items proposed by Manor Care: (i) a proposal to remove from the Board of Directors all persons other than C. Michael Ford and Eugene Terry (if adopted, this proposal would result in the removal from the Board of Directors of Stephen M. Jessup, James J. Lynn, and Judith I. Storfjell and any of their successors); (ii) fixing at six members the size of the Company's Board of Directors; and (iii) if the first proposal is remove directors is adopted, electing four named Manor Care executives to serve on the Board of Directors.

    Your Board of Directors solicits the enclosed proxy. Such solicitation is being made by mail, and may also be made by directors, officers, and regular employees of In Home Health personally or by telephone. We have also engaged [Name of PROXY SOLICITOR] to assist us as is discussed later in this Proxy Statement. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying In Home Health in writing at the above address, attention: Robert J. Hoffman Jr, Vice President and Chief Financial Officer, or by appearing in person at the Special Meeting. Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted:

    - AGAINST removal from the Board of Directors of any director (this is Proposal No.1 on your white proxy card) and the related proposal to elect in their place the four officers of Manor Care or its affiliates who have been nominated by Manor Care (Proposal No. 3 on your white proxy card); and

    - AGAINST the proposal by Manor Care to fix the Board size at six members (this is Proposal No. 2 on your white proxy card).

Your Board of Directors believes that defeat of Manor Care's proposals will inhibit Manor Care from taking control of the Company.

    Only shareholders of record at the close of business on June   , 2000 will
be entitled to notice of and to vote at the Special Meeting. As of such date,
the Company had outstanding             shares of common stock, par value $.03
per share (the "Common Stock") and 200,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Each share of Common Stock is entitled to one vote on each of the matters brought before the Meeting. The Preferred Stock has no voting rights with respect to the proposals being considered at the Special Meeting.

    Each share of Preferred Stock is entitled to vote (unless it is converted to Common Stock) only with respect to a proposal to (i) wind up, dissolve or liquidate the Company or revoke or forfeit its charter, (ii) amend the Company's articles of incorporation, (iii) merge or consolidate or enter into an exchange agreement with another corporation, or (iv) sell, lease, transfer or otherwise dispose of all or substantially all of the Company's assets not in the usual and regular course of business. The current conversion price for conversion of Preferred Stock to Common Stock is $6.00 per share of Common Stock.

    The Company's Articles of Incorporation exclude cumulative voting. Manor Care holds approximately 41% of the voting power of the Company's Common Stock for all matters brought before the Special Meeting. Manor Care acquired all 2,250,000 shares of Common Stock and the 200,000 shares of Preferred Stock and on October 24, 1995 pursuant to a Securities Purchase and Sale Agreement between the Company and Manor Care, dated as of May 2, 1995, as amended (the "Purchase Agreement").

    The presence, in person or by proxy, of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of each matter submitted to the shareholders. Therefore, abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE MANOR CARE PROPOSALS.

                        BACKGROUND TO THE PROXY CONTEST

    On February 16, 2000, shortly before the Company's annual meeting of shareholders on February 23, the Company's Chairman and Interim CEO, C. Michael Ford telephoned Paul Ormond, Manor Care, Inc.'s Chief Executive Officer, (unless the context indicates otherwise Manor Care and Manor Care Health Services, Inc. are collectively referred to as "Manor Care") to inform Manor Care of Mr. Ford's recent appointment as Chairman of the Board and Interim CEO, and to discuss the Board's plans for In Home Health for the next 100 days. The purpose of the call was to initiate a positive environment and to provide assurances that the Board was actively managing the Company during the period it was looking for a new CEO.

    On February 21, 2000, just prior to the Company's annual meeting of shareholders, Mr. Ford contacted Mr. Ormond to request that Manor Care vote their shares at the annual meeting because there was not sufficient shares voting for a quorum at the annual meeting. Subsequently, Manor Care submitted its proxy. On March 22, 2000, Mr. Ford met in person with Mr. Ormond and discussed the Company's plan for the next 100 days. Between March and June 2000, Mr. Ford communicated regularly with Mr. Ormond to update Mr. Ormond on the Company and its operations.

    On May 22, 2000 the Company's Board of Directors received a letter from
Mr. Ormond, expressing Manor Care's desire to work more closely with the Company, and to enter into discussions to achieve what Mr. Ormond called common goals for the Company and Manor Care. Mr. Ormond wanted to discuss exchanging ideas, including a stated desire to increase significantly Manor Care's shareholdings in the Company in order to remove any questions of Manor Care's commitment to the Company. He also added that Manor Care's preliminary analysis indicated that it should be able to offer shareholders a meaningful premium to the current trading price of the Company's common stock and provide them with an alternative to holding those shares in anticipation of a higher valuation in the distant future. He expressed happiness with the leadership and constructive attitude that the Company's acting Chief Executive Officer, C. Michael Ford, has brought to the Company. Mr. Ormond requested that Mr. Ford remain in his current positions until Manor Care and the Company completed strategic discussions about increasing Manor Care's role and ownership. Mr. Ormond also warned that a change in the leadership could inhibit the shareholders from receiving a premium valuation alternative and could require Manor Care to consider other strategies to protect its interests.

    On May 23, 2000, Manor Care filed an amended Schedule 13D. Under the heading "Purposes of the Transaction", Manor Care stated:

    The Filing Persons are reviewing their investment and their position with respect to such matters and will continue to do so on an ongoing basis. Such review may result in the Filing Persons acquiring additional shares of capital stock of IHHI or selling all or a portion of their shares, in the open market or in privately negotiated transactions with IHHI or third parties, or maintaining their holdings at current levels. Such review also may result in the Filing Persons formulating or making plans or proposals that relate to, or could result in, any of the matters referred to in paragraphs (a) through (j) of Item 4 of Schedule 13D.

    Any decision by the Filing Persons to hold, acquire or dispose of shares of capital stock of IHHI or take such other actions with respect to their investment will depend on market, economic and other factors and conditions, including an ongoing evaluation of IHHI's financial condition, operations and prospects, the actions of IHHI's management and Board of Directors and other future developments, regulatory requirements (including compliance with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the relative attractiveness of alternative business and investment opportunities. Such transactions or actions, if any, would be made at such times and in such manner as the Filing Persons, in their discretion, deem advisable.

    The Filing Persons reserve the right to formulate or make any plans or proposals, and take such actions with respect to their investment, including any or all of the items set forth in paragraphs (a) through (j) of Item 4 of
    Schedule 13D, as they may determine. However, no assurance can be given as to whether or not the Filing Persons will formulate or make any such plans or proposals or as to the terms and conditions thereof.

    On May 31, 2000, Mr. Ford received a demand letter from Manor Care requesting that the Company call a special meeting of shareholders for the purpose of: (i) removing all directors of the Company other than Mr. Ford and Eugene Terry, including without limitation, removing Wolfgang von Maack, Steven M. Jessup, James J. Lynn and Judith I. Storfjell (or any of their successors), and any other directors now or hereafter appointed prior to the Special Meeting; (ii) fixing the number of directors which shall constitute the whole Board of Directors of the Company at six; and (iii) electing four new directors to fill the vacancies created by such removal. Manor Care requested that in accordance with Article II, Section 3 of the Company's Restated By-laws, within thirty (30) days after the receipt of this demand the Board of Directors of the Company shall call a Special Meeting, and hold the Special Meeting no later than ninety (90) days after the May 31(st) letter.

    Manor Care also requested that the Company delay noticing the meeting until the and of the 30-day period so that Manor Care and the Company could engage in discussions concerning actions which Manor Care believes would be in the best interests of all shareholders. Manor Care requested that the Special Meeting be held as promptly as possible after the notice was sent and within 30 days from the sending of the notice. Manor Care also requested that the Board of Directors refrain from entering into or modifying any compensation arrangements with any of the officers or directors of the Company prior to the Special Meeting or otherwise taking any action which may serve to limit or restrict the Board of Directors' ability to maximize shareholder value following the Special Meeting.

    The May 31(st) letter also provided five year employment information on the Manor Care director nominees, and included consents from these nominees to serve on the Board.

    On June 1, 2000, the Company issued a press release announcing its receipt of the May 31(st) letter from Manor Care. The June 1(st) press release also disclosed that the Company retained the investment banking firm of Houlihan, Lokey, Howard & Zulkin to advise and assist the Board in evaluating and responding to Manor Care and exploring other alternatives to enhance shareholder value. The Company also disclosed that Mr. von Maack resigned from the Board on May 31, 2000.

    On June 5, 2000, the Company filed a Form 8-K with the Securities and Exchange Commission ("SEC") which included as exhibits the May 22(nd) and May 31(st) letters from Manor Care, and the June 1(st) press release.

    On June 14, 2000, Mr. Ormond addressed the Company's Board of Directors on Manor Care's behalf via a telephone conference call. Mr. Ormond requested that three independent directors voluntarily resign and that the Company fill these vacancies with Manor Care representatives. He also requested that the Company provide financial and other information to Manor Care, and that the Company should consult with Manor Care regarding hiring a new CEO. Mr. Ormond asserted that

Manor Care's objective was to re-assert control over the Company, and offer managerial and financial assistance. He also expressed an interest in entering into a management services agreement with the Company.

    On June 15, 2000, Eugene Terry, a member of the Company's Board, had a telephone conversation with Mr. Ormond. Mr. Ormond reiterated the Manor Care requests that Mr. Ormond communicated to the entire Board on June 14(th). Also on June 15, 2000, the entire Board telephoned Mr. Ormond to discuss the Manor Care proposals. The Company offered to give Manor Care representation on the Company's Board. The Company also offered to seek Manor Care's input on hiring a CEO candidate, and discussed the possibility of restructuring certain features of Company's Preferred Stock held by Manor Care. Mr. Ormond did not respond to the Company's proposals.

    On June 16, 2000, the Company sent Manor Care a letter offering to engage in a constructive dialogue regarding Manor Care's proposals and the Company's response on June 15, if Manor agreed to postpone its demand for the Special Meeting. Manor Care rejected the Company's offer. Consequently, on June 16, the Company filed its preliminary proxy materials for the Special Meeting.

                    ITEMS OF BUSINESS AT THE SPECIAL MEETING

    The following is a description of the Manor Care proposals to be taken up at the Special Meeting. Each Item of business is separately identified. Following the list of items is the Company's discussion and recommendation to shareholders regarding these proposals.

PROPOSAL NO. 1:  REMOVAL OF DIRECTORS

    Article III, Section 7 of the Company's Restated Bylaws provides that any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, "by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors." Thus the removal of directors requires the affirmative vote of a majority of the
Company's outstanding shares of Common Stock, or       shares of Common Stock.
Thus shares that are not present at the Special Meeting, either in person or by proxy, or which are present but do not vote with respect to the removal proposal, will have the same effect as if they were present and voted against the removal proposal.

    If removal occurs, the shareholders may fill the vacancy or vacancies created by the removal by the vote of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote. Thus the vote required to fill the vacancies created by removal is somewhat less than the vote required to effect the removal which creates the vacancies.

    In a letter dated May 31, 2000, Manor Care notified the Company that it will propose the removal from the Board of Directors all persons other than C. Michael Ford and Eugene Terry. If adopted, this proposal would result in the removal from the Board of Directors of Stephen M. Jessup, James J. Lynn and Judith I. Storfjell, or any of their successors, and any other director appointed prior to the Special Meeting. At the present time Manor Care has not commenced a proxy solicitation for such shareholder action.

    The name, age, occupation and other information of the current members of the Board of Directors is listed below based upon information furnished to the Company by the directors.

NAME AND AGE                                                  OCCUPATION                  DIRECTOR SINCE
------------                                   -----------------------------------------  --------------
James J. Lynn, Ed.D.(58).....................  President of Lynn & Associates                  1987

Clyde Michael Ford(61).......................  Owner and Chairman of the Board of              1998
                                               Montpelier Corporation

Judith Irene Storfjell, Ph.D.(56)............  President of Lloyd's Consultants LLC            1998

Eugene Terry(61).............................  Principal of TC Solutions                       1999

Stephen M. Jessup(53)........................  Principal Director of Jessup Group, P.C.,       2000
                                               Certified Public Accountants and
                                               Consultants

BUSINESS EXPERIENCE; DIRECTORSHIPS OF CURRENT DIRECTORS

    Dr. Lynn has been a director of the Company since 1987 and served as Vice President of Management Development of the Company from October 1995 to
October 1998. Since 1981, Dr. Lynn has been a principal of Lynn & Associates, a management consulting company of which Dr. Lynn is the founder and President.

    Mr. Ford has been a director of the Company since November 1998. He has been the owner and Chairman of the Board of Montpelier Corporation since
October 1990. He has been a director of Krug International Corporation since October 1999. He served as Vice President, Development of Columbia/ HCA Healthcare Corporation from September 1994 to September 1997. He was Vice President of Marketing for Meditrust from October 1993 to September 1994.

    Dr. Storfjell has been a director of the Company since November 1998. She has served as President of Lloyd Consulting, LLC since 1986 and Assistance Professor, Department of Public Health Nursing Graduate Faculty, University of Illinois at Chicago since 1988.

    Mr. Terry has been a director of the Company in September 1999. He has been a principal of TC Solutions, a consulting venture capital firm, since 1997. He has served as a director of Windsor Capital since 1998, Vice Chairman and director of Proxymed, a publicly-traded healthcare e-commerce firm, since 1994 and director of Ivonyx, an infusion company, since 1989.

    Mr. Jessup was appointed as a director of the Company in May 2000. He has been principal and director of management and consulting services at Jessup Group, P.C., Certified Public Accountants and Consultants since 1975. Since 1983, he has been an officer and director of GLMI, Inc., formerly known as Great Lakes Microsystems. GLMI develops and implements computer programs for home health care companies.

PROPOSAL NO. 2:  PROPOSAL TO FIX THE SIZE OF THE BOARD OF DIRECTORS AT SIX
MEMBERS

    Under Article III, Section 2 of the Company's Restated Bylaws, the number of directors that constitutes the whole Board of Directors is fixed from time to time by resolution of the Company's shareholders, subject to increase by resolution of the Board of Directors. The current resolution provides that the Company's Board consists of five members. In a letter dated May 31, 2000, Manor

Care notified the Company that it intends to seek shareholder approval for a resolution fixing the size of the Board of Directors at six members.

    In order for the shareholders of the Company to increase the size of the board, a shareholder resolution must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote. At the present time, Manor Care has not commenced a proxy solicitation for such shareholder action.

PROPOSAL NO. 3:  ELECTION OF DIRECTORS TO REPLACE REMOVED DIRECTORS

    If the directors other than Mr. Ford and Mr. Terry are removed, and the size of the Board is fixed at six, four vacancies will be created which Manor Care is seeking to fill by election at the Special Meeting. In its demand dated May 31, 2000 that a special meeting be held, Manor Care nominated the four persons named below. The information below as to the names, ages and principal occupation of each nominee has been provided by Manor Care.

                                                     PRIMARY OCCUPATION
NAME AND AGE                                      AND OTHER DIRECTORSHIPS
------------                    ------------------------------------------------------------
M. Keith Weikel(62)...........  Senior Executive Vice President of Manor Care, Inc. since
                                1991, and director of Manor Care, Inc.

Geoffrey G. Myers(56).........  Executive Vice President of Manor Care, Inc., Chief
                                Financial Officer and Treasurer since 1991.

Rodney A. Hildebrandt(44).....  President of HCR Home Health Care and Hospice, Inc. and
                                Heartland Home Care, Inc. since 1994.

Steven M. Cavanaugh(30).......  Vice President of Manor Care, Inc. since February 2000.
                                Mr. Cavanaugh was Assistance Vice President of Health Care
                                and Retirement Corporation of America from 1999 to 2000, and
                                Manager of Corporate Development of Health Care and
                                Retirement Corporation from 1994 to 1998.

               MANAGEMENT'S ANALYSIS OF THE MANOR CARE PROPOSALS

    The Company's Board of Directors unanimously recommends that shareholders reject Manor Care's proposals because the current majority independent Board serves all shareholders, rather than the Company's largest shareholder. The Manor Care nominees are long-standing Manor Care executives whose loyalty may not be to all shareholders. Management also believes that electing the Manor Care nominees and fixing Manor Care's control of the Board could prevent the Company from complying with new Nasdaq listing rules, and thereby significantly reduce the liquidity of the Company's shares. Finally, the Company's Board of Directors objects to Manor Care's back door takeover attempt without offering shareholders any financial return.

1. MANOR CARE'S PROPOSALS MAY RESULT IN A BOARD THAT WILL SERVE MANOR CARE AND NOT ALL SHAREHOLDERS

    The Company is concerned that Manor Care's proposal to replace three independent directors with loyal Manor Care executives will result in a board that is beholden to Manor Care, and not to all of the shareholders of In Home Health. The Manor Care proposals to increase the size of the board and fix the board size at six, combined with the election of four Manor Care nominees, will assure Manor Care's control of the Company.

    As the biographical information listed above describes, there can be little dispute that the Manor Care nominees are well-established loyal officers with years of service to Manor Care and its affiliates. These executives probably serve Manor Care extremely well. However, this undisputed service to Manor Care is precisely the reason why these nominees should not be asked to serve all of the shareholders of In Home Health. Manor Care is the Company's largest shareholder, and its voice or its representative deserves to be heard on the Company's Board. The Company does not believe that Manor Care should be the controlling voice on the Company's Board. The directors must represent all shareholders, not simply the largest.

2. THE MANOR CARE PROPOSALS VIOLATE WELL-SETTLED PRINCIPLES OF GOOD CORPORATE GOVERNANCE AND COULD HARM THE COMPANY'S NASDAQ LISTING.

    Manor Care asks that the shareholders remove three independent directors, and replace them with four Manor Care executives. The directors that Manor Care seeks to remove are Mr. Jessup, Dr. Lynn and Dr. Storfjell. Each of these independent directors brings diverse, unique and significant experiences to the Company.

    Mr. Jessup is a Certified Public Accountant, who has 25 years of accounting and financial experience with both public and private companies. Mr. Jessup co-authored and edited Standards of Excellence for Home Health Organizations and Standards of Excellence for Community Health Organizations. These are widely-recognized authorities for quality for accreditation of home health agencies. Mr. Jessup also offers valuable expertise in information technology as an officer, director and co-founder of GMLI. GMLI provides information technology services to home health companies.

    Dr. Lynn runs his own management consulting firm and has served as a director of the Company since 1987. His experience as a management consultant, and his knowledge of the Company's operations and history, are irreplaceable assets to the Company.

    Dr. Storfjell also brings a diverse and rich background to the Company's Board. She also is president of a consulting company, Lloyd Consulting, and is an assistant professor of public health nursing at the University of Illinois, Chicago. Dr. Storfjell is a nationally known author, lecturer and consultant. She has lectured and published extensively on productivity, efficiency, complexity of care, and activity-based costing and management for home health, case management, and integrated delivery systems. She is co-author of the Community Health Accreditation Program (National League for Nursing) standards for home care and community health organizations, as well as co-author of the Easley-Storfjell Instruments for Caseload/Workload Analysis including a well-used complexity classification system for home care and community health clients. Her experience in the health services delivery arena is a significant asset to a Company whose primary business is home health services delivery.

    The incumbent directors' diverse, relevant and independent backgrounds present a strong and clear contrast with the Manor Care executives whose loyalty will likely be to their employer, Manor Care. The Manor Care nominees' backgrounds suggest one immutable truth--years of service and loyalty to Manor Care. It is beyond dispute that good corporate governance for public companies is a majority independent board of directors. Manor Care's proposals to remove independent directors, replace them with its own nominees, and cement that majority by fixing the board size at six members violates this most basic principle of corporate governance.

    New rules for listing under the Nasdaq Stock Market's National Market System for issuers such as the Company, will require by June 2001 that the Company have at least three independent board members. If the four Manor Care executives are elected, and the Board is fixed at six members, the Company will not be able to satisfy the new Nasdaq listing rules that mandate an independent audit committee, and at least three independent directors.

    Under the new Nasdaq rules, an independent director is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's board, would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. A director is also not independent if the director receives more than $60,000 from an affiliate of the issuer in the past fiscal year. The Manor Care nominees fail both of these tests for independence.

    The Company's Board believes that because Manor Care is the Company's largest shareholder, and potentially largest creditor if Manor Care seeks to redeem its Preferred Stock, and because the nominees are all senior level executives with Manor Care, these director nominees have a relationship that would be likely to interfere with their duty to exercise independent judgment.

    Another basis for questioning the Manor Care nominees' independence is the fact that Manor Care is an affiliate of the Company, based upon Manor Care's ownership of 2,250,000 shares of common stock (approximately 41% of the shares outstanding) and 200,000 shares of the Company's Preferred Stock, which are convertible into 3,333,334 shares of common stock (63% on fully diluted basis). The Company assumes that the Manor Care nominees all received at least $60,000 in compensation from Manor Care or its affiliates. Consequently, these nominees' receipt of at least $60,000 in the last fiscal year creates a substantial risk that they are not independent under the Nasdaq listing rules.

    If the Manor Care nominees are not independent, and the Manor Care proposal to fix the board at six members passes, for as long as Manor Care is an affiliate of the Company, the Board will never have three independent directors. The Company will not be able to establish an audit committee meeting the new listing requirements of the Nasdaq. This deficiency could result in the Company being de-listed from Nasdaq. De-listing could reduce the Company's stock price and significantly reduce common share liquidity.

3.  MANOR CARE SEEKS CONTROL WITHOUT OFFERING PAYMENT TO ALL SHAREHOLDERS.

    Management believes that shareholders should oppose Manor Care's takeover of the Company's Board because Manor Care is not offering anything of value to the shareholders in exchange for control of the Company. In the typical takeover situation, public shareholders receive some consideration, often a premium over the public trading price, in a change in control transaction. In fact, Manor Care's letter to the Company on May 22(nd) suggested that shareholders could receive "a meaningful premium to the current trading price of the Company common stock and...an alternative to holding [the Company's] shares in anticipation of a higher valuation in the distant future." Despite the statements in this letter, Manor Care has apparently decided to forgo that strategy and simply seek control without paying any consideration to the shareholders. Management believes that the Company's current process of engaging an investment banking firm to help the Company explore alternatives to enhance shareholder value is in the interest of all shareholders and is the proper course.

4. REMOVING INDEPENDENT DIRECTORS JESSUP, LYNN AND STORFJELL AND REPLACING THEM WITH FOUR MANOR CARE NOMINEES IS UNWARRANTED INTERFERENCE WITH THE MANAGEMENT OF THE COMPANY.

    As the shareholders know, the Company has had a long good relationship with Manor Care. As described previously in this Proxy Statement, in 1995, Manor Care purchased 2,250,000 shares of common stock and 200,000 shares of the Company's Preferred Stock. The Company has paid Manor Care cash dividends of $2,400,000 in each of fiscal 1999, 1998 and 1997, and the Company has never missed a dividend payment. The Preferred Stock issued to Manor Care includes 130,000 shares that may be redeemed at the option of Manor Care or the Company at $13,000,000 face value on or after October 24, 2000, and 70,000 shares with a face value of $7,000,000 that may only be redeemed at the option of the Company. As the Company has disclosed in its public SEC filings, management has performed preliminary evaluations on a number of financing alternatives in the event Manor Care elects to redeem the $13,000,000 of Preferred Stock. Management believes that cash provided from operations along with existing cash balances, currently in excess of $20,000,000, will be sufficient to finance the Company's operations through October 24, 2000, and long-term financing alternatives will be available to meet the Company's future needs, however there are no assurances such long-term financing will ultimately be obtained.

    Despite this long-standing relationship between the Company and Manor Care, Manor has unilaterally determined to forcefully upset that relationship by usurping the incumbent independent board with a slate of Manor Care executives who would have conflicting loyalties. This interference in the affairs of the Company is not warranted. The Company has not defaulted on any obligation to Manor Care. There has been no event in the Company's financial operations or its business that requires that the Company's largest shareholder and potentially largest creditor to assume control of the Company. Mr. Jessup, Dr. Lynn, and Dr. Storfjell have done nothing against Manor Care and have not acted contrary to the best interests of any shareholder. There is no justification to remove these individuals from the Board, other than to give Manor Care control.

    Manor Care's strategy has also caused the Company to incur additional expenses because the Company must pay investment banking fees, additional counsel fees and costs of the Special Meeting in order to protect the public
shareholders. These costs could range between       and       . The turbulence
at the Board level also has demoralized and distracted the Company's employees, which directly affects the Company's operations. Manor Care's actions thus far have not sent a positive signal to the Company's employees. At the last annual meeting of shareholders, Manor Care voted against a proposal to increase the number of shares available for option grants to employees. Manor Care's vote practically assured the proposal's defeat, and consequently the Company has been severely handicapped in offering incentive compensation to attract and retain top employees. The Company's management believes that Manor Care's strategy is not proper, and shareholders should reject Manor Care's intrusion into the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" REMOVAL OF THE COMPANY'S INDEPENDENT DIRECTORS, "AGAINST" THE MANOR CARE NOMINEES AND "AGAINST" THE MANOR CARE PROPOSALS REGARDING THE SIZE OF THE BOARD.

                               PROXY SOLICITATION

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal office is located at 601 Carlson Parkway, Suite 500, Minnetonka, Minnesota 55305 and its telephone number is
(612) 449-7500.

    The Company has retained PROXY SOLICITOR to solicit proxies on the Company's behalf in connection with the Special Meeting. PROXY SOLICITOR will receive a
fee of approximately $      , together with reimbursement of its reasonable
out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. The
estimated fee for PROXY SOLICITOR is $      to $      , depending on the
complexities of the solicitation.

    PROXY SOLICITOR will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. We have requested banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that PROXY SOLICITOR will employ
approximately   persons to solicit the Company's shareholders for the Special
Meeting. For any questions you may have on proxy voting, please call PROXY
SOLICITOR at (800)         .

    The entire expense of soliciting proxies against the Manor Care nominees listed in this Proxy Statement will be borne by the Company. Costs of this solicitation of proxies are currently estimated to be approximately
$            .

    Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Special Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the Shareholder. If no direction is made, proxies received from Shareholders will be voted "against" the proposals set forth in the Notice of Special Meeting.

    The presence, in person or by proxy, of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders. Therefore, abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1999, all
Section 16(a) filing requirements applicable to its insiders were complied with, except Robert Hoffman reported in October 1999 a grant of 50,000 stock options in June 1999, and Wolfgang von Maack reported in October 1999 a grant of 180,000 stock options in June 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of June 16, 2000 by persons known to the Company to hold 5% or more of such stock and by all current directors, nominees, the Named Executive Officers from the table on page 18 and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                                                                             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           AMOUNT        OF CLASS
------------------------------------                          ---------      --------
Manor Care Health Services, Inc. ...........................  2,250,000(1)     40.8%
  333 N. Summit Street
  Toledo, Ohio 43699-0866

Heartland Advisers, Inc. ...................................    470,101         8.5%
  789 North Water Street
  Milwaukee, Wisconsin 53202

RS Investment Management Co., LLC ..........................    461,734         8.4%
  388 Market Street, Suite 200
  San Francisco, California 94111

C. Michael Ford, Chairman and Interim CEO ..................     16,671           *
  601 Carlson Parkway, Suite 500
  Minnetonka Minnesota 55305

James J. Lynn, Ed. D. Director .............................      6,000           *
  5435 Wedgewood Drive
  Shorewood, Minnesota 55331

Robert J. Hoffman, Jr., Officer ............................     10,500           *
  601 Carlson Parkway, Suite 500
  Minnetonka Minnesota 55305

                                                                             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           AMOUNT        OF CLASS
------------------------------------                          ---------      --------
Judith Irene Storfjell, Director ...........................      1,816           *
  601 Carlson Parkway, Suite 500
  Minnetonka Minnesota 55305

Eugene Terry, Director .....................................          0
  17759 Lake Estates Drive
  Boca Raton, Florida 33496

Steven M. Jessup, Director .................................          0
  25 W. Michigan Avenue, Suite 1609
  Battle Creek, Michigan 49017

All Current Officers and Directors as a Group                    34,987(3)        *
  (8 persons) ..............................................

M. Keith Weikel (Director Nominee) .........................          0(4)
  333 North Summit Street
  Toledo, Ohio 43604

Geoffrey C. Myers (Director Nominee) .......................          0(4)
  333 North Summit Street
  Toledo, Ohio 43604

Rodney A. Hildebrant (Director Nominee) ....................          0(4)
  333 North Summit Street
  Toledo, Ohio 43604

Steven M. Cavanaugh (Director Nominee) .....................          0(4)
  333 North Summit Street
  Toledo, Ohio 43604

------------------------

*   Less than one percent.

(1) Manor Care holds of record 2,250,000 shares of common stock entitled to be voted on all matters brought before the Special Meeting. Manor Care also owns 200,000 shares of Preferred Stock (convertible into 3,333,334 shares of common stock), which can be voted only on proposals involving (i) the wind-up, dissolution, liquidation of the Company or revocation or forfeiture of the Company's charter; (ii) amendments to the Company's article of incorporation; (iii) mergers, consolidations, or exchange agreements with other companies; or (iv) sales, leases, transfers, or dispositions of all or substantially all of the Company's assets not in the usual and ordinary course of business pursuant to the Second Preferred Stock Modification Agreement between the Company and Manor Care.

(2) Includes options to purchase shares of common stock which may be acquired within 60 days of June 16, 2000 in the following amounts: Mr. Hoffman 10,000 shares.

(3) Includes options to purchase 10,000 shares of common stock which may be acquired within 60 days of June 16, 2000.

(5) Manor Care has not provided the Company with any information regarding the ownership, if any, of the Manor Care nominees for the Company's board of directors.

                             EXECUTIVE COMPENSATION

    The following table shows, for the fiscal years ended September 30, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Wolfgang von Maack, the Company's Chief Executive Officer, and to the other most highly compensated executive officers whose cash compensation exceeded $100,000 during fiscal 1999 ("Named Executive Officers") in all capacities in which they served. Certain columns prescribed by the Securities and Exchange Commission proxy regulations have not been included in this table because the information called for therein is not applicable to the Company or the named Executive Officers for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                               ANNUAL COMPENSATION                COMPENSATION
                                                   --------------------------------------------   ------------
                                                                                 OTHER ANNUAL     STOCK OPTION
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)      BONUS ($)   COMPENSATION ($)    SHARES (#)
---------------------------             --------   ----------      ---------   ----------------   ------------
Wolfgang von Maack(1) ................   1999        246,668(2)     195,000         10,220           180,000
  Chief Executive Officer                1998        196,674(3)          --          7,650            50,000
                                         1997         61,500(3)          --          6,336                --

Robert J. Hoffman, Jr.(4) ............   1999        122,205(5)      41,300         25,947(6)         50,000
  Chief Financial Officer, Treasurer     1998         34,035(2)          --             --                --
  and Corporate Secretary

------------------------

(1) Wolfgang von Maack was named acting Chief Executive Officer on May 15, 1997. He was named President and Chief Executive Officer and was elected as a Director of the Company on June 6, 1997 and was elected Chairman of the Board on November 17, 1998. Mr. von Maack has resigned the positions of President and Chief Executive Officer effective February 15, 2000, and resigned as a Director and Chairman of the Board on May 31, 2000.

(2) Amount reflects 75% ($46,668) of Mr. von Maack's Manor Care salary which was reimbursed by the Company under the Administrative Services Agreement for the period from October 1 through December 31, 1998, 75% ($75,000) of
    Mr. von Maack's salary from January 1 through April 30, 1999 (25% of this salary for this period was paid by Manor Care for management services provided) and 100% ($125,000) of his salary paid by the Company from May 1 through September 30, 1999. See "Certain Transactions."

(3) Amount reflects 75% of Mr. von Maack's salary paid by Manor Care which was reimbursed by the Company under the Administrative Services Agreement.

(4) Robert J. Hoffman, Jr. was named Corporate Secretary and Acting Chief Financial Officer on June 22, 1998. He became an employee on January 1, 1999 and was elected Chief Financial Officer on February 24, 1999 and Treasurer on June 8, 1999.

(5) Consists of $33,705 of Mr. Hoffman's Manor Care salary from October 1 through December 31, 1998, which was reimbursed by the Company and $88,500 of his salary paid by the Company beginning January 1, 1999 when
    Mr. Hoffman became an employee of the Company.

(6) Consists of $17,700 of relocation expense reimbursement, $6,968 of medical, life and disability insurance paid by the Company and $1,329 of 401(k) matching contribution by the Company.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the Named Executive Officers during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                                 ---------------------------                               VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                 SECURITIES      OPTIONS                                PRICE APPRECIATION FOR
                                 UNDERLYING     GRANTED TO     EXERCISE                     OPTION TERM(1)
                                  OPTIONS       EMPLOYEES        PRICE     EXPIRATION   -----------------------
NAME                              GRANTED     IN FISCAL YEAR   PER SHARE      DATE        5%(2)        10%(3)
----                             ----------   --------------   ---------   ----------   ----------   ----------
Wolfgang von Maack.............   180,000(4)       41.71%        1.75        6/8/09      $198,099     $502,027

Robert J. Hoffman, Jr..........    50,000          11.59%        1.75        6/8/09      $ 55,027     $139,452

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the Company's stock price.

(2) A 5% per year appreciation in stock price from $1.75 per share yields $2.85 on the expiration date.

(3) A 10% per year appreciation in stock price from $1.75 per share yields $4.54 on the expiration date.

(4) 100,000 options were granted subject to shareholder approval at the Meeting of the amendment to the 1995 Stock Option Plan to increase the number of shares available under the Plain. As Mr. von Maack has resigned effective February 15, 2000, all unexercised options were canceled on or about
    May 15, 2000, three months after termination.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year:

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                  FISCAL YEAR-END                FISCAL YEAR-END(1)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------------
NAME                          ON EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
----                        ---------------   -----------   -----------   -------------   --------------   ----------------
Wolfgang von Maack........         0               0           10,000        220,000            $0             $67,500

Robert J. Hoffman, Jr.....         0               0                0         50,000            $0             $18,750

--------------------------

(1) Based on the fiscal year ended September 30, 1999 closing price of $2.125 per share.

                              EMPLOYMENT AGREEMENT

    The Company entered into an employment agreement with Robert J. Hoffman, Jr. on December 31, 1998. The term of the agreement is January 1, 1999 through December 31, 2001. The agreement employs Mr. Hoffman as Chief Financial Officer, at a base salary of $118,000 per annum. Mr. Hoffman is eligible to earn annual bonuses up to a maximum of 35% of his base salary and is entitled to participate in the Company's benefit plans or programs accorded other employees at the Company's headquarters. The agreement provided that Mr. Hoffman be reimbursed for up to $17,700 in relocation expenses.

    In the event the agreement is terminated without cause, Mr. Hoffman will be entitled to severance of 12 months base salary, the ratable portion of his bonus, reasonable moving expenses and an amount equal to 7% of the appraised value of his residence. In the event of corporate relocation, if Mr. Hoffman is offered the option to continue employment contingent upon relocation from Minnesota, he may opt to terminate employment and receive six months base salary plus the ratable portion of his maximum bonus potential and reasonable moving expenses. In the event of change of control of the Company, all options granted Mr. Hoffman would vest immediately and be payable in cash at the time of the change in control. Mr. Hoffman would be entitled to twelve months base salary, the ratable portion of his maximum bonus potential, reasonable moving expenses and an amount equal to 7% of the appraised value of his residence.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, Wolfgang von Maack, Clyde Michael Ford, and Judith I. Storfjell served as members of the Company's Compensation Committee. Mr. von Maack is the President and Chief Executive Officer of the Company. Mr. von Maack was an officer of Manor Care, the owner of a majority of the voting power of the Shareholders of the Company, until January 1, 1999, when he terminated his relationship with Manor Care and became an employee of the Company.
Mr. von Maack served as committee chairman during fiscal 1999.

BOARD COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executives for fiscal 1999 were made by the Compensation Committee of the Board, which consisted during fiscal 1999 of Mr. von Maack, Dr. Storfjell, and Mr. Ford. All decisions by the Compensation Committee for fiscal 1999 were reviewed by the full Board. This report describes the Compensation Committee's policies for fiscal 1999 as they affected Mr. von Maack and Mr. Hoffman (collectively, the "Senior Executives") who were the Company's most highly paid officers in fiscal 1999.

CASH COMPENSATION POLICIES FOR SENIOR EXECUTIVES

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The overall cash compensation of Senior Executives is intended to be consistent with other publicly held companies in the health care industry that were selected as comparable because of comparable revenue and focus on providing health care services in the home.

    Mr. von Maack's compensation is described below. The compensation for Mr. Hoffman was approved by the Compensation Committee as set forth in the employment agreement approved June 8, 1999. Mr. Hoffman's employment agreement specifies a base salary and a maximum bonus opportunity, which equals 35% of base salary. The bonus that each Senior Executive could earn for the fiscal year was determined by comparing the Company's actual net income before taxes with the plan for the fiscal year.

FISCAL 1999 STOCK OPTION GRANTS

    For fiscal 1999, the Compensation Committee granted stock options to various executives. Stock options are intended to focus the Senior Executives on long-term Company performance to improve Shareholder value and provide a significant earning potential to the executives. In order to direct the Senior Executives toward steady growth and to retain their services, incentive stock options vest over a five-year period. The number of options granted to each Senior Executive depends on the level and degree of responsibility of the individual's position.

OTHER COMPENSATION PLANS

    The Senior Executives have been permitted to participate in certain broad-based employee benefit plans adopted by the Company, as well as executive officer retirement, life and health insurance plans. Other than the Company's Employee Stock Purchase Plan, which allows the Company's employees to purchase shares of the Company's Common Stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the shares on the first day or the last day of the applicable period of the Plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER'S FISCAL 1999 COMPENSATION

    Through December 31, 1998, Mr. von Maack was a Senior Vice President of Manor Care and his compensation was set by Manor Care. As part of the Administrative Services Agreement between the Company and Manor Care, the Company reimbursed Manor Care for 75% of Mr. von Maack's total compensation. Effective January 1, 1999, Mr. von Maack terminated his relationship with Manor Care and became an employee of the Company.

    Effective January 1, 1999 the Company entered into a Management Services Agreement with Manor Care. As part of the Agreement, the Company provided management services to Mesquite Hospital, a wholly owned subsidiary of Manor Care. Manor Care reimbursed the Company for 25% of Mr. von Maack's salary. Services were provided until April 30, 1999, when the agreement was terminated.

    Mr. von Maack's compensation was evaluated and approved June 8, 1999 by the compensation committee (excluding Mr. von Maack). It provided for an annual base salary of $300,000 and an incentive of 65% of base salary to be paid if the annual budget was achieved. As part of the approved stock option program for the fiscal year, Mr. von Maack was granted 180,000 options. In establishing the chief executive officer's compensation, the compensation committee applied the principles outlined in the cash compensation policies section above in essentially the same manner as they were applied to other executives. In addition to those factors, the Committee considered the important role Mr. von Maack has played in the Company's turnaround.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (AS CONSTITUTED DURING FISCAL 1999):

    Wolfgang von Maack           Clyde Michael Ford           Judith I. Storfjell

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year Shareholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved the use of the Dow Jones Industry Group Index of Health Care Providers as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested in the Common Stock of the Company, the Dow Jones Industry Group Index of Health Care Providers and the NASDAQ Market Index, assuming the reinvestment of all dividends:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         IN HOME HEALTH, INC.  NASDAQ MARKET INDEX  PEER GROUP INDEX
9/30/94               $100.00              $100.00           $100.00
9/30/95               $133.79              $121.41           $111.25
9/30/96                $94.59              $141.75           $122.96
9/30/97                $78.38              $192.67           $137.36
9/30/98                $25.68              $200.23           $100.96
9/30/99                $30.63              $323.92            $85.17

                                        9/30/94    9/30/95    9/30/96    9/30/97    9/30/98    9/30/99
                                        --------   --------   --------   --------   --------   --------
IN HOME HEALTH, INC...................  $100.00    $133.79    $ 94.59    $ 78.38    $ 25.68    $ 30.63
NASDAQ MARKET INDEX...................  $100.00    $121.41    $141.75    $192.67    $200.23    $323.92
PEER GROUP INDEX......................  $100.00    $111.25    $122.96    $137.36    $100.96    $ 85.17

    The performance graph above shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

MEETINGS; REMUNERATION

    The Board of Directors met six times during fiscal 1999. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which they served. Stephen Jessup was appointed to the Board of Directors on May 4, 2000. Outside directors receive annual retainers of $10,000 plus meeting fees of $1,000 per meeting in person, and $500 per telephonic meeting, plus reimbursement of out-of-pocket expenses incurred in connection with attending Board meetings. Outside directors who serve as committee chairpersons receive $1,500 annually. Outside directors who serve as members of committees receive $1,000 annually. Outside director fees are payable quarterly. During fiscal 1999, the Company paid $68,000 for director fees.

COMMITTEES

    The Board of Directors has an Audit Committee which consisted during fiscal 1999 of Marvin Wilensky, James J. Lynn and Clyde Michael Ford (Chairman). The Audit Committee, among other things, determines audit policies, reviews external audit reports and reviews recommendations made by the Company's independent public accountants. During fiscal 1999 the Audit Committee met two times. As a result of the resignation of Mr. Wilensky on March 5, 1999, Dr. Lynn was nominated to serve on the Audit Committee effective July 8, 1999. Effective February 14, 2000, Mr. Terry and Mr. von Maack were nominated to serve on the Audit Committee, Mr. Terry replaced Mr. Ford as Chairman of the Audit Committee. Dr. Lynn resigned from the Audit Committee. Mr. von Maack resigned from the Audit Committee on May 31, 2000.

    The Board of Directors also has a Compensation Committee which consisted during fiscal 1999 of Judith I. Storfjell, C. Michael Ford, and Wolfgang von Maack (Chairman). The Compensation Committee evaluates and sets the total compensation package for key executive positions, and reviews and approves various employee incentive and benefit plans. During fiscal 1999, the Compensation Committee met one time. Effective February 14, 2000, Dr. Lynn and Mr. Terry were nominated to serve on the Compensation Committee, Mr. Ford and Mr. von Maack resigned from the Compensation Committee, and Dr. Lynn replaced Mr. von Maack as Chairman of the Compensation Committee.

    The Board of Directors also has a Nominating Committee that provides nominations for the election of the Company's directors. During fiscal 1999, the Committee consisted of Wolfgang von Maack and James J. Lynn (Chairman). The Nominating Committee met two times during fiscal 1999. The Nominating Committee will consider nominations from Shareholders. See "Shareholder Nominations" below. Effective February 14, 2000, C. Michael Ford joined the Nominating Committee.

                              CERTAIN TRANSACTIONS

    Through December 31, 1998, Mr. von Maack was an executive officer of Manor Care which beneficially owns shares constituting approximately 41% of the voting power of the Company's Shareholders for all matters brought before the Special Meeting, and 63% for items (i) through (iv) referenced on page two, paragraph four of this proxy. The Company and Manor Care entered into the Purchase Agreement as of May 2, 1995 and the transactions contemplated thereby were consummated on October 24, 1995. The Purchase Agreement contains extensive representations, warranties, covenants and other agreements between the Company and Manor Care which extend beyond the consummation of the transactions contemplated therein. The Purchase Agreement also contemplates that the Company and Manor Care may enter into agreements or arrangements which they deem prudent and mutually beneficial for the provision of services between them on terms that are fair to each party. As of January 1, 1999, Mr. von Maack terminated his relationship with Manor Care and became an employee of the Company.
Mr. von Maack has resigned as President and Chief Executive Officer effective February 15, 2000, and resigned as a member of the Board of Directors on May 31, 2000.

    Pursuant to the Purchase Agreement, the Company and Manor Care entered into a Registration Rights Agreement covering the securities purchased by Manor Care from the Company. Manor Care has the right to require the Company to use its best efforts to register for sale in an underwritten public offering under the Securities Act of 1933, at the Company's expense, all or any portion of the Common Stock acquired by Manor Care and the Common Stock into which the Preferred Stock held by Manor Care is convertible ("Registerable Securities"). The Company will not be entitled to sell its securities in any such registration for its own account without the consent of Manor Care. In addition, if the Company at any time seeks to register under the Securities Act of 1933 for sale to the public any of its securities, the Company must include, at Manor Care's request, Manor Care's Registerable Securities in the Registration Statement, subject to underwriter cutback provisions.

    Manor Care and the Company entered into an Administrative Services Agreement effective as of February 27, 1996, pursuant to which Manor Care provided the Company certain corporate, administrative and management services. The original term of the Agreement was retroactive to November 1, 1995 and expired on June 30, 1996. Thereafter, the term was on a quarter-to-quarter basis until terminated by either party upon 90 days prior written notice. Effective June 1, 1996, the total fees payable to Manor Care under the Administrative Services Agreement was reduced to $7,000 per month. A new Administrative Services Agreement was entered into on November 15, 1997. The original term of the Agreement was retroactive to June 1997. Under the terms of the Agreement, the Company paid Manor Care a fee of $24,583 per month. This included $21,667 to pay for 75% of the Company's President and his staff and $2,916 for services rendered by Manor Care's legal, risk management, government relations, purchasing and reimbursement departments. The agreement expired September 30, 1998 and was not renewed. Manor Care continued to provide services on a month to month basis, consisting of 75% of Mr. von Maack's salary and his staff until December 31, 1998, for $33,874 per month. On January 1, 1999 Mr. von Maack and his staff became employees of the Company.

    Effective January 1, 1999, the Company entered into a Management Services Agreement with Manor Care. As part of the Agreement the Company provided management services to Mesquite Hospital, a wholly owned subsidiary of Manor Care. Manor Care reimbursed the Company for 25% of the salaries and reimbursable expenses of Mr. von Maack and his administrative assistant. Manor Care paid fees of $36,494.14 for services provided from January 1 through April 30, 1999, when the agreement was terminated.

                            SHAREHOLDER NOMINATIONS

    Under the Company's Bylaws, a shareholder who wishes to make a nomination at the Special Meeting of one or more persons for election as directors must give written notice of their intent to make such nominations to the Company's Secretary within 15 days after the date that the Notice of the Meeting is mailed. The notice must state: the name and address of record of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of Company shares entitled to vote at the Special Meeting and intends to appear in person or by proxy at the Special Meeting to nominate the person or persons specified in the notice; the name, age, business and residence address, and principal occupation or employment of each nominee; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and the consent of each nominee to serve as a director of the corporation if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the Special Meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and if the presiding officer should so determine and declare to the Special Meeting, the defective nomination will be disregarded.

                        PARTICIPANTS IN THE SOLICITATION

    Under applicable SEC regulations, each member of the Company's board of directors, certain executive officers and other employees of the In Home Health and certain other persons may be deemed to be a "participant" as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the Company's solicitations of proxies for the special meeting. The principal occupations and business addresses of each participant are set forth on Annex A. Information about present ownership of securities of certain executive officers of In Home Health is provided in this proxy statement and the present ownership of In Home Health securities by other participants, if any, is listed on Annex A.

                             SHAREHOLDER PROPOSALS

    Under Minnesota law, the business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting. Thus no other business may be conducted at the Special Meeting, other than as stated in the Notice of Meeting that accompanies this Proxy Statement.

    The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for Shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next annual meeting of shareholders (for the fiscal year ending September 30, 2000) is expected to be held on or about March 1, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about January 16, 2001. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials for that meeting must be received by the Company on or before September 20, 2000. In addition, if the Company receives notice of a shareholder proposal after January 26, 2001, such proposal will be considered untimely pursuant to the Company's Bylaws and the persons named as proxies solicited for the Company's 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Certain financial and other information in the Company's Annual Report and Form 10-K are incorporated herein by reference. The annual reports include the Company's audited financial statements. Certain financial and other information in the Company's Annual Report and Form 10-K are incorporated herein by reference. You may read and copy any reports, statements or other information that the Company files at the SEC public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center 13(th) Floor, New York, New York 10048. Copies of such materials are also available from the Public Reference Section of the SEC at 450 Fifth Street N.W., Washington D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC Internet site at WWW.SEC.GOV. You may also receive without charge a copy of these documents including financial statements and schedules thereto by writing to: In Home Health, Inc., 601 Carlson Parkway, Suite 500, Minnetonka, Minnesota 55305, attention: Investor Relations, or by calling the Company at (612) 449-7500.

                                          By Order of the Board of Directors

                                          /s/ Robert J. Hoffman, Jr.

                                          Robert J. Hoffman, Jr.,
                                          SECRETARY

                                    ANNEX A

INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES OF IN HOME HEALTH AND OTHER PARTICIPANTS WHO MAY ALSO SOLICIT PROXIES.

    In connection with the Company's solicitation of proxies for its annual meeting of shareholders certain other persons may be deemed to be participants in the solicitation.

    The following table sets forth the name, principal business address and the present employment or other principal occupation, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers and employees of In Home Health and other representatives of the Company who may be deemed to be participants in the solicitation.

    DIRECTORS OF IN HOME HEALTH

    The principal occupations of In Home Health's directors who are deemed participants in the solicitation are set forth in the section entitled "Item 1 Removal of Directors", on page 8 of this proxy statement. The principal business addresses for the directors are listed under the section entitled "Security Ownership of Certain Beneficial Owners and Management" on page 14 of this proxy statement.

    EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES OF IN HOME HEALTH

    The principal occupations of certain executive officers and employees of In Home Health who are deemed participants in the solicitation are set forth below.

NAME                                                OCCUPATION
----                              -----------------------------------------------
C. Michael Ford.................  Chairman and Interim CEO

Judith Lloyd Storfjell, Ph.D....  Interim President and COO

Robert J. Hoffman, Jr...........  Chief Financial Officer Treasurer and Secretary

Lisa Weber......................  Vice President of Operations

Donald Lamoureux................  Vice President, Corporate Controller

Thomas Geary....................  Vice President, Field Operations Controller

Susan Garner....................  Vice President, Administration

Mark Bratland...................  Director, Reimbursement

Kristine Teigen.................  Director, Product Development

Cathy Nielsen...................  Vice President, Clinical Services

               INFORMATION REGARDING OWNERSHIP OF IN HOME HEALTH
                           SECURITIES BY PARTICIPANTS

    None of the participants owns any shares of In Home Health of record but not beneficially. The number of shares of common stock held by directors and certain executive officers is set forth under the section entitled "Security Ownership of Certain Beneficial Owners and Management" on page 14 of this proxy statement.

    The following table sets forth information regarding beneficial ownership of In Home Health common stock for all other participants as of June 16, 2000:

                                                              NUMBER OF SHARES
                                                               OF COMMON STOCK
PARTICIPANT                                                 BENEFICIALLY OWNED(1)
-----------                                                 ---------------------
Judith Lloyd Storfjell, Ph.D..............................           1,816
James J. Lynn, Ed.D.......................................           6,000
Stephen M. Jessup.........................................              --
C. Michael Ford...........................................          16,671
Eugene Terry..............................................              --
Robert J. Hoffman, Jr.....................................          10,500
Lisa Weber................................................          32,294
Donald Lamoureux..........................................          10,080
Thomas Geary..............................................           6,333
Susan Garner..............................................           9,365
Mark Bratland.............................................           4,267
Kristine Teigen...........................................             733
Cathy Nielsen.............................................          31,393
                                                                   -------
Total.....................................................         125,546

------------------------

(1) Includes 86,307 shares of common stock issuable upon the exercise of options within 60 days of June 16, 2000.

PROXY SOLICITOR

    The Company has retained the services of PROXY SOLICITOR, located at
                        , New York, N.Y.      to represent the Company in the
solicitation of proxies.

              INFORMATION REGARDING TRANSACTIONS IN IN HOME HEALTH
                           SECURITIES BY PARTICIPANTS

    The following table sets forth purchases and sales of In Home Health securities by the participants listed below during the past two years. Unless otherwise indicated all transactions are in the public market.

                                                                NUMBER OF SHARES
DIRECTORS                                TRANSACTION DATE       ACQUIRED OR SOLD
---------                             -----------------------   ----------------
Judith Lloyd Storfjell, Ph.D........     January 31, 2000             1,382(1)
James J. Lynn, Ed.D.................      August 31, 2000             4,004(2)
James J. Lynn.......................      August 13, 1999             6,004(2)
James J. Lynn, Ed.D.................      August 12, 2000             2,000(2)
C. Michael Ford.....................       May 31, 2000               3,906(3)
C. Michael Ford.....................       April 3, 2000              3,906(3)
C. Michael Ford.....................      March 31, 2000              3,906(3)
C. Michael Ford.....................     February 29, 2000            1,953(3)
C. Michael Ford.....................     November 15, 1998            3,000(1)

OFFICERS
--------
Robert J. Hoffman, Jr...............       May 14, 1999                 500(1)
Donald Lamoureux....................      October 5, 1998             2,905(1)
Donald Lamoureux....................     February 4, 1999             1,500(2)
Donald Lamoureux....................       May 20, 1999                 100(1)
Donald Lamoureux....................      October 5, 1998             2,905(1)
Cathy Nielsen.......................      October 6, 1999             6,647(1)
Cathy Nielsen.......................     December 29, 1999              456(2)
Robert J. Hoffman...................       June 8, 1999              50,000(4)
Lisa Weber..........................       June 8, 1999              50,000(4)
Donald Lamoureux....................       June 8, 1999               4,000(4)
Thomas Geary........................       June 8, 1999               4,000(4)
Susan Garner........................       June 8, 1999               4,000(4)
Mark Bratland.......................       June 8, 1999               4,000(4)
Kristine Teigen.....................       June 8, 1999               3,000(4)
Cathy Nielsen.......................       June 8, 1999               4,000(4)

------------------------

(1) Open market purchase

(2) Open market sale

(3) Restricted Stock Grant pursuant to compensation plan for Mr. Ford's service as interim Chief Executive Officer.

(4) Option grant

(5) Option exercise

               MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

    Except as described in this Annex A or in the In Home Health Proxy Statement for the Special Meeting of shareholders, none of the persons who may be deemed "participants" as defined in Schedule 14A promulgated under the Exchange Act nor any of their respective affiliates or associates (together, the "Participant Affiliates'), (1) directly or indirectly beneficially owns any shares of In Home Health common stock or any securities of any subsidiary of In Home Health or
(2) has had any relationship with In Home Health in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Annex A or in the proxy statement for the Special Meeting, no Participant Affiliate is either a party to any transaction or series of transactions since June 1, 2000, or has knowledge of any currently proposed transaction or series of transactions, (1) to which In Home Health or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $60,000, and (3) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

    Except for the employment agreement described in this Proxy Statement described therein or in Annex A, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by In Home Health its affiliates or any future transactions to which In Home Health or any of its affiliates will or may be a party. Except as described in this Annex A or in the In Home Health Proxy Statement or in Annex A thereto, there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to In Home Health's securities.

    In the event that Manor Care is successful in its efforts to control the In Home Health board, a change in control may be deemed to have occurred under the terms of In Home Health's agreements with Mr. Hoffman, and this participant in this solicitation may become eligible for severance benefits in the event he leaves the employ of the Company following such change in control. See the section of this amended and restated proxy statement entitled "Employment Agreements" for a further description of these severance benefits.

                              IN HOME HEALTH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                AUGUST 24, 2000

    The undersigned hereby appoints C. Michael Ford and Robert J. Hoffman, Jr., or either one of them, as proxies with full power of substitution to vote all of the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of In Home Health, Inc. to be held August 24, 2000 at 9:30 a.m. at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(1) PROPOSAL TO REMOVE ALL DIRECTORS OTHER THAN FORD AND TERRY (I.E. TO REMOVE DIRECTORS JESSUP, LYNN AND STORFJELL)

/ /  AGAINST                    / /  FOR           / /  ABSTAIN

(2) TO FIX THE SIZE OF THE BOARD OF DIRECTORS AT SIX PERSONS

/ /  AGAINST                    / /  FOR           / /  ABSTAIN

(3) IF DIRECTORS ARE REMOVED, TO ELECT FOUR NOMINEES OF MANOR CARE AS DIRECTORS

/ /        AGAINST all nominees listed               / /  FOR all nominees listed                   / /
           below                                          below (except as indicated
                                                          below)

/ /        WITHOUT AUTHORITY to vote
           for all nominees listed
           below

(1) M. Keith Weikel, (2) Geoffrey G. Myers, (3) Rodney A. Hildebrant, (4) Steven
    M. Cavanaugh

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND
(3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "AGAINST" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

    Please date and sign exactly as your name(s) appears below indicating, where proper, the official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Dated , 2000                                                 Signature of Shareholder

                                                             Signature of Shareholder
                                                             (if joint signature is required)